EXHIBIT 4.1

NUMBER                                                                    SHARES
SPECIMEN                                                                SPECIMEN

                            SALES ONLINE DIRECT, INC.
              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

                                  COMMON STOCK

This Certifies That:                                              CUSIP 3216-009
                                    SPECIMEN

Is Owner of

 FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF $.001 PAR VALUE EACH OF
                            Sales Online Direct, Inc.
transferable on the books of the Corporation in person or by attorney upon surrender of this certificate duly endorsed or assigned. This certificate and the shares represented hereby are subject to the laws of the State of Delaware, and to the Certificate of Incorporation and Bylaws of the Corporation, as now or hereafter amended. This certificate is not valid until countersigned by the Transfer Agent.
         WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

DATED:                     COUNTERSIGNED:
                               OLDE MONMOUTH STOCK TRANSFER CO., INC.
                               77 MEMORIAL PARKWAY, ATLANTIC HIGHLANDS, NJ 07716
        SEAL                                TRANSFER AGENT

                                            AUTHORIZED SIGNATURE

SECRETARY                      CHAIRMAN